UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 7, 2011
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BigBand Networks, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33355	04-3444278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
475 Broadway Street
Redwood City, California 94063
(Address of principal executive offices) (Zip code)
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(650) 995-5000
Registrant’s telephone number, including area code
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Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K filed by BigBand Networks, Inc. (the “Company”) with the Securities and Exchange Commission on September 12, 2011 (the “Original Filing”). The sole purpose of this Form 8-K/A is to revise the language in Items 5.02(b) and 5.02(e) to clarify that Paul Crann resigned from his position as Senior Vice President, Product Line Management, of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 7, 2011, Paul Crann resigned from his position as Senior Vice President, Product Line Management, of the Company.

(e) On September 7, 2011, the Company and Paul Crann, Senior Vice President, Product Line Management, of the Company, entered into a Transition Services Agreement (the “Agreement”) pursuant to which Mr. Crann agrees to provide services to the Company in connection with the transition of his responsibilities as Senior Vice President, Product Line Management to another person. In addition, Mr. Crann agrees to release the Company from all claims and legal liability and to be subject to certain restrictive covenants, including with respect to confidentiality, noncompetition until September 30, 2011, nonsolicitation of employees for a one year period following his resignation and an agreement to refrain from making disparaging remarks. In exchange for these agreements, Mr. Crann will receive transition services compensation in accordance with the terms and conditions of the Agreement. The transition services compensation includes continued vesting of his current equity awards through September 30, 2011, a lump sum cash payment of $125,000 and reimbursement for all reasonable travel expenses to the extent approved in advance. During the term of the Agreement, Mr. Crann will not accrue benefits under the Company’s employee benefit plans and policies in which he previously participated.

A copy of the Agreement was filed with the Original Filing as Exhibit 10.1. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

By:	/s/ Robert Horton
Robert Horton
Senior Vice President & General Counsel

Dated: September 13, 2011